Exhibit 5.1

Laura A. Berezin

+1 650 843 5128

lberezin@cooley.com

November 3, 2016

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, CA 94080

Ladies and Gentlemen:

We have acted as counsel to Five Prime Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a base prospectus (the “Base Prospectus”) which forms a part of the Registration Statement. The Base Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of the offer and sale of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

The Common Stock is being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; and (iv) the accuracy, completeness and authenticity of certificates of public officials. We have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock is in an amount that is not less than the par value of the Common Stock.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000    f: (650) 849-7400    cooley.com

Five Prime Therapeutics, Inc.

Page Two

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative amended and restated certificate of incorporation and amended and restated bylaws do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

[SIGNATURE PAGE FOLLOWS]

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000    f: (650) 849-7400    cooley.com

Five Prime Therapeutics, Inc.

Page Three

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus which forms a part of the Registration Statement.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

Cooley LLP

By:	/s/ Laura A. Berezin
Laura A. Berezin

Cooley LLP    3175 Hanover Street    Palo Alto, CA    94304-1130

t: (650) 843-5000    f: (650) 849-7400    cooley.com